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                                                           Exhibit 10 B

                                  DELUXE CORPORATION

                              SUPPLEMENTAL BENEFIT PLAN

                         SECTION 1.  RESTATEMENT AND PURPOSE

1.1. RESTATEMENT. DELUXE CORPORATION, A MINNESOTA CORPORATION (hereinafter called the "Company") established, effective as of November 8, 1984, a supplemental benefit plan known as the "Deluxe Check Printers, Incorporated Supplemental Benefit Plan" (hereinafter called the "Plan"). It is hereby desired to amend and restate the Plan in a single document in the manner hereinafter set forth effective as of January 1, 1996.

1.2. PURPOSE. The Company and its Affiliates each maintain for the benefit of their eligible employees, a tax-qualified profit sharing and/or a money purchase pension plan (collectively herein referred to as the "Qualified Plans"). The Qualified Plans are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and are intended to qualify as tax-deferred retirement plans under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). With respect to benefits accruing under the Qualified Plans during plan years beginning after December 31, 1988, section 401(a)(17) of the Code provides the maximum amount of annual compensation which may be taken into account in determining the benefits for any employee may not exceed Two Hundred Thousand Dollars ($200,000) as adjusted from time to time for changes in cost of living. With respect to benefits accruing under the Qualified Plans during plan years beginning after December 31, 1993, section 401(a)(17) of the Code provides the maximum amount of annual compensation which may be taken into account in determining the benefits for any employee may not exceed One Hundred Fifty Thousand Dollars ($150,000) as adjusted from time to time for changes in cost of living. Restrictions also apply to the types or classes of compensation which may be taken into account under the Plans by virtue of section 401(a)(4) of the Code. The purpose of the Supplemental Benefit Plan is to provide eligible employees of the Company and certain of its Affiliates the opportunity to accrue benefits under the Supplemental Benefit Plan in addition to the amounts that such employees accrue under the Qualified Plans.

1.3. PLAN NAME. This benefit plan shall be referred to as the Deluxe Corporation Supplemental Benefit Plan (hereinafter the "Plan").

                               SECTION 2.  DEFINITIONS

2.1. DEFINITIONS. Whenever used in this Plan, the following terms shall have the meanings set forth below:


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      (a)    "Affiliate" means a business entity which is affiliated in ownership with the Company and is recognized as an Affiliate by the Management Committee for the purposes of this Plan.

      (b) "Committee" means the Compensation Committee of the Board of Directors of the Company.

      (c) "Disability" means, as to a Participant who is an employee of the Company, a determination of disability under Company's Long Term Disability Plan. If the Participant is an employee of an Affiliate, "Disability" means, as to such Participant, a determination of disability under the Long Term Disability Plan of such Affiliate, or, if no such Plan exists, then under the Long Term Disability Plan of the Company as if such Participant were a participant in such plan. If the Company discontinues its Long Term Disability Plan, then "Disability" shall mean long term disability as defined in any other Plan of the Company which generally defines long term disability for purposes of such other plan. In no event, however, shall a Participant be considered to have a Disability for purposes of this Plan until such time as such Participant is entitled to begin (or would be entitled to begin, if such Participant were a participant in the relevant plan) receipt of benefits under such long term disability or other relevant plan.

      (d) "Eligible Employee" means an employee of the Company or its Affiliates who (i) is an officer or assistant officer, or (ii) has significant management or professional responsibilities, and (iii) who is highly compensated. Subject to the limitations contained in Section 3, the Management Committee from time to time may (i) establish rules governing the eligibility of employees of the Company and its Affiliates to participate in the Plan and, such rules, if adopted, shall be deemed to further define or amend, as the case may be, the definition of "Eligible Employee" herein, and
             (ii) permit certain employees of the Company and its Affiliates, who would not otherwise be eligible to participate in the Plan, to participate in the Plan.

      (e)    "Event of Maturity" means any of the occurrences described in
             Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

      (f) "Installment Amount" means that portion or all of a Supplemental Account (expressed in dollars) that is to be paid during a single one hundred twenty (120) month period (having common initial and final installment dates) designated by the Participant in writing at the time of his or her elections made in accordance with this Plan.

      (g) "Management Committee" means the Management Committee formed by the Chief Executive Officer pursuant to Section 11 of the Plan.


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      (h)    "Participant" means any Eligible Employee who is affirmatively selected by Management Committee to participate in the Plan.

      (i) "Plan Year" means the twelve-month period coinciding with the Company's fiscal year and ending on each December 31.

      (j) "Selected Distribution Date" shall mean a date that is designated in accordance with this Plan by the Participant in writing at the time of his or her elections as the date (or dates) for the commencement of payments of his or her Supplemental Account or any portion thereof. In the absence of an effective election of any other date(s), a Participant's Selected Distribution Date shall be the date of his or her Termination of Employment.

      (k) "Supplemental Account" means the separate bookkeeping account representing the unfunded and unsecured general obligation of Company established with respect to each Participant to which is credited the dollar amounts specified in Section 5 and from which are subtracted payments made pursuant to Sections 6 and 7. To the extent necessary to accommodate and effect the distribution elections made by Participants pursuant to Section 4, separate bookkeeping sub-accounts may be established with respect to each of the several elections made by Participants.

      (l) "Termination of Employment" means a complete severance of a Participant's employment relationship with the Company and all Affiliates. A transfer from employment with the Company to employment with an Affiliate of the Company or other transfer between Affiliates or from an Affiliate to the Company shall not constitute a Termination of Employment. If an Affiliate ceases to be an Affiliate because of a sale or other disposition of substantially all its stock or assets, then Participants who are employed by that Affiliate shall be deemed to have had a Termination of Employment for the purposes of this Plan as of the effective date of such sale.

                      SECTION 3.  ELIGIBILITY FOR PARTICIPATION

Each Eligible Employee of the Company and its Affiliates shall be eligible to participate in the Plan and shall become a Participant upon selection by the Management Committee. In the event a Participant ceases to be an Eligible Employee, he or she shall become an inactive Participant, retaining all the rights described under the Plan, except the right to accruals (other than growth additions as described in Section 5.2, below). Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental,


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regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio and the Company shall distribute the individual's Supplemental Benefit Account immediately.

                      SECTION 4.  TIME AND FORM OF DISTRIBUTION

      4.1. GENERAL RULE. Prior to the first day of any Plan Year, a Participant may make a separate election regarding the Selected Distribution Date and form of payment of accruals of his or her Supplemental Account for that Plan Year. Each such election:

      (a) Shall be irrevocable for the Plan Year with respect to which it is made once it has been accepted by the Chief Executive Officer of the Company.

      (b) Shall specify the time at which distribution shall be made which shall, subject to Section 6 hereof, be the later of such Participant's Selected Distribution Date or such Participant's Termination of Employment.

      (c) Shall specify the form in which distribution of the portion of the Supplemental Account attributable to that election shall be made under Section 6 (and if such designation is not clearly made to the contrary, shall be deemed to have been an election of a single lump sum distribution).

      (d) Shall be made upon forms furnished by the Company, shall be made at such time as the Company shall determine, shall be made before the beginning of the Plan Year with respect to which it is made and shall conform to such other procedural and substantive rules as the Company shall prescribe from time to time.

      4.2. ELECTION TO CHANGE TIME AND FORM OF DISTRIBUTION OF EXISTING SUPPLEMENTAL ACCOUNT BALANCES. For the limited purposes of changing the time and form of payment of his or her existing Supplemental Account, a Participant whose Supplemental Account is not and is not expected to be in pay status during the calendar year beginning January 1, 1996 and who is not intending to retire or terminate employment during such Plan Year, may elect to receive his or her Supplemental Account in either a lump sum or in term certain installments or in a combination of either forms of payment. Subject to Section 6.1 below, if a Participant elects to receive the Supplemental Account in installments, the Participant shall elect a single period of one hundred twenty (120) months in which to receive such installments. Such election shall be in writing and shall be delivered to the Management Committee before June 30, 1996, at the time and in the manner as the Management Committee shall prescribe. Once made, such election may not be revoked by the Participant. Such election shall be effective for Events of Maturity occurring on or after January 1, 1997. Any Participant who cannot, due to the application of the foregoing limitations, elect to change the time or form of distribution of his or her Supplemental


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Account, or who has a Termination of Employment occur during 1996, shall have his or her Supplemental Account distributed in the form provided by this Plan prior to its restatement.

      4.3. SPECIAL RULE FOR 1996 SHORT PLAN YEAR. In order to permit Participants to make an election under Section 4.1 for the 1996 Plan Year, Participants may, prior to April 1, 1996, make the election therein provided with respect to the form of payment of contributions under Section 5.1 to their Supplemental Accounts for that Plan Year. The Management Committee shall have the authority to adopt rules that modify and waive the election procedures set forth in Section 4.1, above, to ensure that orderly first elections may be completed.

                         SECTION 5.  BENEFIT FOR PARTICIPANTS

5.1 SUPPLEMENTAL BENEFIT AMOUNT. The Company and its Affiliates, as the case may be, shall pay to the Supplemental Benefit Account of each Participant each year an amount equal to (a) - (b) + (c), as follows:

      (a) the amount that would have been contributed on behalf of such Participant to the Qualified Plans if such benefits had been determined without regard to the compensation limitation of section 401(a)(17) of the Code,

             MINUS

      (b) the amount actually contributed on behalf of such Participant to the Qualified Plans taking into account the compensation limitation of section 401(a)(17) of the Code,

             PLUS

      (c)    a growth addition calculated as provided in Section 5.2, below.

5.2. GROWTH ADDITIONS. Each Participant's Supplemental Account shall be credited as of the last day of each Plan Year with a growth addition computed on the beginning balance of such Supplemental Account. The growth addition shall be computed by multiplying such amount by the Plan Interest Rate for such Plan Year. The Plan Interest Rate for each Plan Year shall be determined by the Committee, provided that the Plan Interest Rate shall in no event be lower than the lesser of: (a) ninety percent (90%) of the Company's average return on short term invested bank funds during its preceding fiscal year, or (b) eight percent (8%). In the absence of a timely determination by the Committee with respect to a particular Plan Year, the Plan Interest Rate for such Plan Year shall be equal to the Plan Interest Rate for the Previous Plan Year.

5.3. CHARGES AGAINST SUPPLEMENTAL ACCOUNTS. There shall be charged against each Participant's Supplemental Benefit Account any payments made to the Participant or his or her Beneficiary in accordance with Sections 6 or 7 of the Plan.


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5.4.  CONTRACTUAL OBLIGATION.  It is intended that the Company is under a contractual obligation to make payments to a Participant when due. Such payments shall be made out of the general funds of the Company.

5.5. UNSECURED INTEREST. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company. To the extent any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                     SECTION 6.  PAYMENT OF SUPPLEMENTAL ACCOUNT

6.1. FORM OF DISTRIBUTION. Upon the occurrence of an Event of Maturity effective as to a Participant, the Company shall commence payment of such Participant's Supplemental Account (reduced by the amount of any applicable payroll, withholding and other taxes) in the form(s) designated by the Participant in his or her elections. A Participant shall not be required to make application to receive payment. Distribution shall not be made to any Beneficiary, however, until such Beneficiary shall have filed a written application for benefits and such other information as may be requested by the Company and such application shall have been approved by the Company.

      6.1.1.  FORM OF PAYMENT.  Payment shall be made as follows:

      (a)    TERM CERTAIN INSTALLMENTS TO PARTICIPANT.   Subject to Section
             6.1.1(d), below, if the distributee is a Participant and the Installment Amount on the applicable Selected Distribution Date (without giving effect to any growth additions after such date) is at least Fifty Thousand Dollars ($50,000), in a series of monthly installments payable over one hundred twenty (120) months. The amount of the monthly installments shall be approximately equal and shall include a reasonable interest assumption as determined by the Company from time to time.

      (b) CONTINUED TERM CERTAIN INSTALLMENTS TO BENEFICIARY. If the distributee is a Beneficiary of a deceased Participant and payment had commenced to the deceased Participant before his or her death over a one hundred twenty (120) month period as specified in paragraph (a) above, in a series of annual installments payable over the remainder of such period.

      (c) LUMP SUM. Except as provided in Section 6.1.1(b), if the distributee is either Beneficiary or a representative of the estate of a deceased Participant, in a single lump sum payment pursuant to Section 6.1.2(c), below.

      (d)    LUMP SUM DISTRIBUTION NOTWITHSTANDING DESIGNATION.
             Notwithstanding the Participant's election to have all or a portion of his or her Supplemental Account paid in installments pursuant to Section 6.1.1(a) or the designation by the Participant of a Selected Distribution Date that will occur after the date of the Participant's Termination of Employment, such Participant's Supplemental Account (or relevant portion thereof, as the case may be) shall be paid in a single


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             lump sum pursuant to the provisions of Section 6.1.2(a), below, unless such Installment Amount, as of the applicable distribution date (without giving effect to any growth additions after such date), is at least Fifty Thousand Dollars ($50,000). If a Selected Distribution Date will occur after the Participant's Termination of Employment, the Company will make an estimate of the amount of the distribution that will be made in a lump sum or the Installment Amount that will be available for installments, as the case may be, on or commencing on such Selected Distribution Date. Such estimate (i) shall include a reasonable interest assumption as determined by the Company for the period between the Participant's Termination of Employment and such Selected Distribution Date, (ii) shall not include any growth additions after the Selected Distribution Date, and (iii) shall include all portions of the Supplemental Account distributable in a lump sum or in one hundred twenty (120) monthly installments beginning on such Selected Distribution Date notwithstanding that such amounts may have been attributable to elections relating to more than one Plan Year. Separate estimates shall be made for lump sum and installment payments that are to be made and commence on the same Selected Distribution Date. If any such estimate is less than Fifty Thousand Dollars ($50,000), the portion of the Supplemental Account that would otherwise be distributed on or commencing with such Selected Distribution Date shall instead be distributed as if the Participant had elected a lump sum distribution payable upon such Participant's Termination of Employment as provided by
             Section 6.1.2(a), below.

      (e) LUMP SUM DISTRIBUTION UPON DISPOSITION OF AFFILIATE. Notwithstanding the foregoing provisions of this Section 6.1.1 or any enrollment of a Participant to the contrary, if a Termination of Employment is deemed to occur on account of a sale or other disposition of stock or assets of an Affiliate, the Supplemental Benefit Account of Participants employed by such Affiliate who are deemed to have had such a Termination of Employment shall be distributed in a single lump sum.

      6.1.2. TIME OF PAYMENT. Payment shall be made or commenced to a Participant in accordance with the following rules:

      (a) TERMINATION OF EMPLOYMENT. If the payment is to be made or commenced on account of the Participant's Termination of Employment, payment shall be made or commenced within sixty (60) days of such Termination of Employment.

      (b) DEATH - INSTALLMENTS TO BENEFICIARY. If installments are recommenced pursuant to Section 6.1.1(b) on account of the Participant's death, the recommencement of such installment payments shall begin within sixty (60) days after the later date of such Participant's death or approval by the Management Committee of such Beneficiary's application for recommencement of installments.

      (c)    DEATH - LUMP SUM TO BENEFICIARY OR REPRESENTATIVE.   If a single
             lump sum payment is to be made pursuant Section 6.1.1(c) to the Participant's Beneficiary


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             or to the representative or representatives of such Participant's estate, payment shall be made within the later of sixty (60) days after the Participant's death or the approval by the Management Committee of such Beneficiary's application for payment or documentation evidencing the appointment of such representative or representatives.

      (d) DISABILITY. If the payment is made on account of the Participant's Disability, payment shall be made in a single lump sum as if the Participant had a Termination of Employment as provided in paragraph (a) above, within sixty (60) days of the determination of the existence of such Disability.

      (e) SELECTED DISTRIBUTION DATE. Subject to the provisions of Section 6.1.1(d), if payment is to be made or commenced on a Selected Distribution Date, payment will be made or commenced within sixty
             (60) days of such Selected Distribution Date.

      (f) DISPOSITION OF AFFILIATE. If the payment is to be made on account of the Participant's Termination of Employment on account of a disposition of an Affiliate, payment shall be made within sixty
             (60) days of such disposition.

      6.1.3. DEFAULT.  If for any reason a Participant shall have failed to make a timely written designation of the form of distribution or of a Selected Distribution Date for payment (including reasons entirely beyond the control of the Participant), the payment shall be made in a single lump sum in accordance
with the provisions of Section 6.1.2(a).   No spouse, former spouse, Beneficiary
or other person shall have any right to participate in the Participant's selection of a form of benefit.

6.2. CODE SECTION 162(M) DELAY. If the Company determines that delaying the time when the initial payments are made or commenced would increase the probability that such payments would be fully deductible by the Company for federal or state income tax purposes, the Company may unilaterally delay the time of the making or commencement of such payments for up to twelve (12) months after the date such payments would otherwise be made.

                           SECTION 7.  FINANCIAL EMERGENCY

The Management Committee may alter the manner or timing of payment of Supplemental Account under Section 6 in the event that the Participant establishes, to the satisfaction of the Management Committee, severe financial hardship. In such event, the Committee may:

      (a) Provide that all or a portion of the Supplemental Account shall be paid immediately in a lump sum payment,

      (b) Provide that all or a portion of the installments payable over a period of time shall be paid immediately in a lump sum, or


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      (c)    Provide for such other installment payment schedules as it deems appropriate under the circumstances,

as long as the accelerated distribution shall not be in excess of that amount which is necessary for the Participant to meet the financial hardship.

Severe financial hardship shall be deemed to have occurred in the event of the Participant's impending bankruptcy, a Participant's or dependent's long and serious illness, or other events of similar magnitude. The Management Committee's determination as to the occurrence of a severe financial hardship of the Participant and the manner in which, if at all, the payment of Supplemental Account benefits shall be altered or modified, shall be final.

                               SECTION 8.  BENEFICIARY

A Participant may designate a Beneficiary or Beneficiaries who, upon his or her death, shall receive the distributions that otherwise would have been paid to the Participant. All designations shall be in writing and shall be effective only if and when delivered to the Chief Executive Officer of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of such distribution, the designation shall vest in the Beneficiary all of the distributions, whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be paid to the Beneficiary's estate.

A Participant may, from time to time, change the Beneficiary or Beneficiaries by a written instrument delivered to the Chief Executive Officer of the Company.
In the event a Participant shall not designate a Beneficiary or Beneficiaries pursuant to this Section, or if for any reason such designation shall be ineffective, in whole or in part, the distributions that otherwise would have been paid to such Participant shall be paid to the estate of such Participant and in such event, the term "Beneficiary" shall include the estate.

                            SECTION 9.  NONTRANSFERABILITY

In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant or a Beneficiary. Prior to the time of payment hereunder, a Participant or Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under the Plan nor shall such rights be assigned or transferred by operation of law.


                 SECTION 10.  DETERMINATIONS - RULES AND REGULATIONS

10.1. DETERMINATIONS. The Management Committee shall make such determinations as may be required from time to time in the administration of the Plan. The Management Committee shall have the discretionary authority and responsibility to interpret and construe the Plan and to determine all factual and legal questions under the Plan, including but not limited to the


                                         -9-

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entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2. RULES AND REGULATIONS. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Management Committee.

10.3. METHOD OF EXECUTING INSTRUMENTS. Information to be supplied or written notices to be made or consents to be given by the Management Committee pursuant to any provision of this Plan may be signed in the name of the Management Committee by any person who has been authorized to make such certification or to give such notices or consents.

10.4. CLAIMS PROCEDURE. The claims procedure set forth in this Section 10.4 shall be the exclusive procedure for the disposition of claims for benefits arising under the Plan.

      10.4.1. ORIGINAL CLAIM. Any Participant, former Participant or Beneficiary of such Participant or former Participant may, if he or she so desires, file with the Management Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Management Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Company shall state in writing:

      (a)    The specific reasons for the denial;

      (b) The specific references to the pertinent provisions of this Plan on which the denial is based;

      (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (d) An explanation of the claims review procedure set forth in this section.

      10.4.2. CLAIMS REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Management Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Management Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.


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      10.4.3.  GENERAL RULES.

      (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Management Committee upon request.

      (b) All decisions on claims and on requests for a review of denied claims shall be made by the Management Committee.

      (c) The Management Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

      (d) A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Management Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

      (e) The decision of the Management Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

      (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of this Plan and all other pertinent documents in the possession of the Management Committee.

10.5. INFORMATION FURNISHED BY PARTICIPANTS. The Company and its Affiliates shall not be liable or responsible for any error in the computation of the Supplemental Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Company, and used by it in determining the Participant's Supplemental Account. The Company shall not be obligated or required to increase the Supplemental Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Supplemental Account of any Participant which are overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of the truth.

                             SECTION 11.  ADMINISTRATION

11.1. COMPANY. Functions generally assigned in this Plan to the Company are delegated to the Committee, Chief Executive Officer and the Management Committee as follows:


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      11.1.1.  CHIEF EXECUTIVE OFFICER.  Except as otherwise provided by the
Plan and as set forth in Section 11.1.2, below, the Chief Executive Officer of the Company shall delegate to a Management Committee all matters regarding the administration of the Plan.

      11.1.2. COMMITTEE. Notwithstanding the foregoing general delegations to the Chief Executive Officer and the Management Committee, the Committee shall have the exclusive authority, which may not be delegated, to act for the
Company:

      (a)    to amend or to terminate this Plan;

      (b) to consent to the adoption of the Plan by other business entities; to establish conditions and limitations upon such adoption of the Plan by other business entities; and

      (c)    to establish the Plan Interest Rate pursuant to Section 5.2.

      11.1.3.  MANAGEMENT COMMITTEE.

      (a) APPOINTMENT AND REMOVAL. The Management Committee, subject to the direction of the Committee and the Chief Executive Officer, shall have all of the functions and authorities generally assigned in this Plan to the Company. The Management Committee shall consist of one or more members as may be determined and appointed from time to time by the Chief Executive Officer of the Company and they shall serve at the pleasure of such Chief Executive Officer and the Committee.

      (b) AUTOMATIC REMOVAL. If any individual who is a member of the Management Committee is a director, officer or employee when appointed as a member of the Management Committee, then such individual shall be automatically removed as a member of the Management Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Chief Executive Officer of the Company or any notice to the individual so removed.

      (c) AUTHORITY. The Management Committee may elect such officers as the Management Committee may decide upon. In addition to the other authorities delegated elsewhere in this Plan to the Management Committee, the Management Committee shall:

             (i) establish rules for the functioning of the Management Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,


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

             (ii) organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Management Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Management Committee, to keep its records and otherwise assist the Management Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan,

             (iii) determine from the records of the Company and its Affiliates the compensation, service records, status and other facts regarding Participants and other employees,

             (iv) cause to be compiled at least annually, from the records of the Management Committee and the reports and accountings of the Company and its Affiliates, a report or accounting of the status of the Plan and the Supplemental Accounts of the Participants, and make it available to each Participant who shall have the right to examine that part of such report or accounting (or a true and correct copy of such part) which sets forth the Participant's benefits,

             (v) prescribe forms to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan,

             (vi) set up such rules as are deemed necessary to carry out the terms of this Plan,

             (vii) resolve all questions of administration of the Plan not specifically referred to in this Section,

             (viii) delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Management Committee or employees of the Company, such functions assigned to the Management Committee hereunder as it may from time to time deem advisable, and

             (ix) perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan and performing the duties imposed by the Plan on it.

      (d) MAJORITY DECISIONS. If there shall at any time be three (3) or more members of the Management Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.


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

11.2. CONFLICT OF INTEREST. If any officer or employee of the Company or an Affiliate, any member of the Committee, or any member of the Management Committee to whom authority has been delegated or redelegated hereunder shall also be a Participant or Beneficiary in the Plan, the individual shall have no authority as such officer, employee, Committee or Management Committee member with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees, Committee or Management Committee members as the case may be, to the exclusion of such Participant or Beneficiary, and such Participant or Beneficiary shall act only in his or her individual capacity in connection with any such matter.

11.3. DUAL CAPACITY. Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.

11.4. ADMINISTRATOR.  The Company shall be the administrator for purposes of section 3(16)(A) of ERISA.

11.5. NAMED FIDUCIARIES. The Chief Executive Officer, the Committee and the Management Committee shall be named fiduciaries for the purpose of section 402(a) of ERISA.

10.6. SERVICE OF PROCESS. In the absence of any designation to the contrary by the Company, the Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

10.7. ADMINISTRATIVE EXPENSES. The reasonable expenses of administering the Plan shall be payable by the Company.

                        SECTION 12.  AMENDMENT AND TERMINATION

The Company expects the Plan to be permanent but since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify or terminate the Plan at any time by action of the Committee.



                         SECTION 13.  LIFE INSURANCE CONTRACT

If the Company elects to purchase one or more life insurance contracts to provide it with funds to make payments under the Plan, the Company shall at all times be the sole and complete owner and Beneficiary of such contract(s), and shall have the unrestricted right to use all amounts and exercise all options and privileges under such contract(s) without the knowledge or consent of any Participant or Beneficiary or any other person; neither Participant, Beneficiary nor any other person shall have any right, title or interest whatsoever in or to any such contract(s).

                  SECTION 14.  MERGER, CONSOLIDATION OR ACQUISITION

In the event of a merger, consolidation or acquisition, in which the Company is not the surviving corporation, unless the successor or acquiring corporation shall elect to continue and carry on this Plan, all Supplemental Accounts shall become immediately payable in full, notwithstanding any other provision of this Plan to the contrary.

                            SECTION 15.  NO VESTED RIGHTS

The Plan and the elections exercisable hereunder shall not be deemed or construed to be a written contract of employment between any Participant and the Company or any of its Affiliates, nor shall any provision of the Plan restrict the right of the Company or any of its Affiliates to discharge any Participant, nor shall any provision of the Plan in any way whatsoever grant to any Participant the right to receive any scheduled compensation, bonus, or other payment of any nature whatsoever.

                             SECTION 16.  APPLICABLE LAW

This Plan shall be construed and this Plan shall be administered to create an unfunded plan providing deferred compensation to a select group of management or highly compensated employees so that it is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA and qualifies for a form of simplified, alternative compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This Plan has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall be construed and enforced in accordance with the laws of the State of Minnesota.


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